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                                                                    EXHIBIT 21.1

                             List of Subsidiaries

Name                                               Jurisdiction of Organization
----                                               ----------------------------

Penn Virginia Operating Co., LLC                            Delaware
Loadout LLC                                                 Delaware
K Rail LLC                                                  Delaware
Wise LLC                                                    Delaware